Exhibit 16.1

Turner, Stone & Company, L.L.P.

August 15th, 2024

Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549-7561

Re: Stemtech Corporation

Dear Madame or Sir

On August 14th, 2024, our appointment as auditor for Stemtech Corporation ceased. We have read Stemtech’s statement included under Item 4.01 of its Form 8-K dated August 19th, 2024 and agree with such statements, insofar as they apply to us.

Very truly yours,

/s/Turner Stone & Company LLP

Turner Stone & Company LLP